                IN THE DISTRICT COURT OF THE FOURTH JUDICIAL DISTRICT
                  OF THE STATE OF IDAHO IN AND FOR THE COUNTY OF ADA


- ----------------------------------
STATE BOARD OF ADMINISTRATION     :
OF FLORIDA, in behalf of itself   :
and in behalf of all other        :
parties similarly situated and    :
circumstanced,                    :
                                  :
                   Plaintiff,     :
                                  :
v.                                :    Case Number
                                  :    CV OC 9502463D
MORRISON KNUDSEN CORPORATION,     :
ET AL.,                           :
                                  :
                 Defendants.      :
- ----------------------------------


                              STIPULATION OF SETTLEMENT

    THIS STIPULATION (the "Stipulation") is entered on this ____ day of November, 1995 by and among the plaintiff named below acting derivatively through its undersigned attorneys and all defendants (collectively, the "Parties") herein through their undersigned attorneys, all of whom state that:

                                          I.

                                    THE LITIGATION

    This litigation began on June 2, 1995 with the filing of the above-captioned action in the District Court for the Fourth District, Ada County, Idaho (the "Litigation"). Plaintiff is a stockholder in Morrison Knudsen Corporation ("MK") and has filed this case against, among others, the undersigned defendants ("Defendants" are listed on Exhibit A) alleging derivative claims relating to injuries allegedly sustained by MK.

    Plaintiff believes that the claims it has asserted in the Litigation have merit and that the evidence developed to date supports the claims asserted. Defendants specifically deny any liability whatsoever and have asserted numerous defenses to the claims and causes of action against them, which they believe would be sustained if the Litigation continued to conclusion. All Parties however recognize and acknowledge that the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trials and through appeals is great. The Parties have also taken into account the uncertain outcome and risk of any litigation, especially complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation and the likelihood of protracted appellate review. MK and the Director Defendants recognize that these considerations are particularly compelling in view of MK's financial condition and management's view of the need to restructure in order to regain financial stability and increase stockholder value. Moreover, the Parties to date have incurred substantial legal fees and expenses and, if the Litigation were to continue, would incur substantial additional legal fees and expenses.

    The Parties have engaged in arms-length settlement negotiations. After weeks of negotiations, they reached the agreement embodied in this Stipulation. Defendants, without admitting or conceding liability, and the Plaintiff, without admitting merit or the lack of merit of any claim or defense in the Litigation, wish to avoid the costs, expenses, disruption and uncertainties associated with continuation of the Litigation.

    Plaintiff and its counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon MK. Based upon their evaluation, Plaintiff and its counsel have determined that the settlement set forth in this Stipulation is fair, reasonable and adequate, and in the best interests of the Plaintiff, the current holders of MK common stock and MK.

    MK, after having established a Special Committee (as defined below), which the Defendants and the Plaintiff agree is composed of disinterested directors, and providing the committee with full authority to direct, prosecute, defend or settle the Litigation, has, through such committee, given extensive consideration to all of the foregoing and has determined independently that the settlement reflected herein is fair, reasonable and adequate to MK, provides MK with adequate consideration and provides reasonably equivalent value for the claims herein being released.

    It is the intention of the Parties that the proposed settlement resolve all Settled Claims including Unknown Claims as defined in paragraphs (VII)(A)(17) and (18) of this Stipulation.

                                         II.

                 PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

    Plaintiff's Counsel has conducted discovery during the prosecution of the Litigation. This discovery has included (i) the review and analysis of documents including court filings in related actions and public documents filed by MK with regulatory authorities, (ii) interviews of numerous individuals relating to the claims made by Plaintiff in this case, (iii) review and analysis of documents obtained from third parties regarding MK, and (iv) a review of the financial condition of MK and MK's needs in light of its current financial crisis. Plaintiff's Counsel has also researched thoroughly the applicable law with respect to the claims made against the defendants and the potential defenses thereto. Through such analysis and evaluation of the facts and law supporting the Plaintiff's claims, Plaintiff and its counsel have concluded that this settlement is in the best interests of Plaintiff, MK and MK's shareholders.

    Plaintiff and Plaintiff's Counsel have also been advised of proposed settlements made by MK and the Defendants relating to the MK Derivative Cases and the Securities Actions (as those terms are defined below). Plaintiff and Plaintiff's Counsel did not participate in the negotiation of any of the aforesaid other settlements. Plaintiff is not a class member with respect to the aforesaid Securities Actions and therefore takes no position with respect to the propriety thereof other than stating that the Plaintiff is not believed to be entitled to oppose the same. With respect to the proposed settlements reached with the other plaintiffs in the MK Derivative Cases, other than the proposed attorneys' fee award that such other plaintiffs' counsel seek from the appropriate Courts, which the Plaintiff reserves the right to oppose, the Plaintiff and Plaintiff's Counsel believe that the settlement provisions of the MK Derivative Cases involve the proper application of business judgment on the part of MK.

                                         III.

                                 CLAIMS OF PLAINTIFF

    In the Litigation, brought as a derivative action against the Individual Defendants, Plaintiff asserts claims for violation of certain common law fiduciary duties owed by the Individual Defendants to MK. It seeks damages based upon allegations, among other things, that the Individual Defendants failed adequately to supervise certain management personnel.

    Plaintiff believes that the Litigation has substantial merit. Entering into, or carrying out, this Stipulation (or the exhibits thereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by the Plaintiff with regard to the merits of its claims and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of this Stipulation and exhibits; except that this Stipulation and exhibits hereto may be filed in the Litigation or related litigation as evidence of the settlement or in any subsequent action against or by the Defendants or the Released Parties to support a defense of RES JUDICATA, collateral estoppel, release or other theory of claim or issue preclusion or similar defense.

                                         IV.

                             BENEFITS OF SETTLEMENT TO MK

    Plaintiff's Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the

Litigation against the Defendants through trial and appeals. Plaintiff's Counsel and the Special Committee also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Plaintiff's Counsel and the Special Committee have taken into account the strengths and uncertainties of the claims asserted in the Litigation, the possible defenses to the claims asserted and the substantial benefits of the settlement to MK. Plaintiff's Counsel and the Special Committee have considered the current financial condition of MK, the uncertainty that the condition poses relative to MK's ability to conduct business going forward, the effects of the Litigation upon MK's need to carry out financial restructuring and Plaintiff's Counsel's belief that, given MK's current financial condition, the settlement has obtained for MK as much consideration as practicably possible under the circumstances. Plaintiff's Counsel and the Special Committee, therefore, have determined that the settlement set forth in this Stipulation is in the best interests of the Plaintiff and MK.

                                          V.

                   DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

    The Defendants in the Litigation have denied and continue to deny each and every claim and contention alleged by the Plaintiff in the Litigation. They have asserted and continue to assert many defenses thereto and have expressly denied and continue to deny any wrongdoing or legal liability whatsoever arising out of the conduct alleged in the Litigation. MK and the Director Defendants recognize that the current financial condition of MK is tenuous and that the completion of this settlement is critical in the plan to restructure MK and maximize shareholder value. Neither this Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation is, may be construed as, or may be used as, an admission by, or against, the Defendants, or any of them, of any fault, wrongdoing or liability whatsoever. Entering into, or carrying out, this Stipulation or the exhibits hereto or any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession with regard to the denials or defenses of any of the Defendants and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of this Stipulation. This Stipulation and the exhibits hereto may be filed in this Litigation or in related litigation as evidence of this settlement or in any subsequent action against or by the Defendants or the released parties to support a defense of RES JUDICATA, collateral estoppel, release or other theory of claim or issue preclusion or similar defense.

                                         VI.

                         BENEFITS OF SETTLEMENT TO DEFENDANTS

    Defendants have concluded that it is desirable that the Litigation be settled in a manner and upon the terms and conditions set forth herein in order to avoid the expense, inconvenience and distraction of further legal proceedings and to put to rest the Settled Claims, including Unknown Claims (as defined below), asserted by the Plaintiff on behalf of MK. In determining to enter into, and/or to perform, the Stipulation, the Defendants also have considered a number of issues including the uncertain outcome and risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation and the strengths and uncertainties of the claims and defenses asserted in the Litigation. Defendants also have considered the current financial condition of MK and the need to resolve the Litigation on terms that will enable MK to carry out a financial restructuring.

                                         VII.

                             THE TERMS OF THE SETTLEMENT

    NOW, THEREFORE, it is hereby stipulated and agreed by, and among, the Plaintiff (on behalf of itself and MK) and the Defendants, by and through their respective counsel of record, that, subject to the approval of the Idaho Court, the Litigation and all claims that have been or could have been asserted therein shall be finally and fully compromised and settled and the Litigation shall be dismissed by the Idaho Court on the merits and with prejudice upon and subject to the terms and conditions of the Stipulation as follows:


    A.   DEFINITIONS.

         1.   "MK" means Morrison Knudsen Corporation.

         2. "Individual Defendants" means Stephen G. Hanks, William J. Agee, Mary Cunningham Agee, John Arrillaga, Christopher B. Hemmeter, Lindsay E. Fox, Peter S. Lynch, Robert A. McCabe, Irene C. Peden, Gerard R. Roche, John W. Rogers, Jr., and Peter Ueberroth.

         3. "Director Defendants" means John Arrillaga, Christopher B. Hemmeter, Lindsay E. Fox, Peter S. Lynch, Robert A. McCabe, Irene
              C. Peden, Gerard R. Roche, John W. Rogers, Jr., and Peter
              Ueberroth.

         4. "Parties" means the Derivative Plaintiff, MK, and the Individual Defendants.

         5. "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated organization or any other type of legal entity and their heirs, predecessors, successors, representatives and assigns.

         6.   "Idaho Court" means the District Court, Ada County, Idaho.

         7. "Securities Actions" means the cases consolidated before the United States District Court of Idaho in IN RE: MORRISON KNUDSEN SECURITIES LITIGATION, Case No. 94-334 (the "MK Securities Actions"); NEWMAN V. MK RAIL CORP., ET AL., Case No. 94-478;

              and SUSSER V. MK RAIL, ET AL., Case No. 94-477 (the "MK Rail Securities Actions").

         8. "MK Derivative Cases" means: the following cases pending in the Idaho Court: DEKLOTZ, ET AL. V. MK, ET AL., Case No. CV 9500605; FLINN V. AGEE, ET AL., Case No. CV 9500765; STEINER V. AGEE, ET AL., Case No. CV 9500745; and WOHLGELERNTER V. AGEE, ET AL., Case No. CV 9500656; and the following cases pending in the Court of Chancery, New Castle County, Delaware: ANTONICELLO V. AGEE, ET AL., No. 14182; CAFFREY V. AGEE, ET AL., No. 14033; CITRON V. AGEE, ET AL., No. 14136; HAGER V. AGEE, ET AL., No. 14034; HAMMERSLOUGH V. AGEE, ET AL., No. 14042; ROSENN V. AGEE, ET AL., No. 14106; STERN V. AGEE, ET AL., No. 14032; TROY V. AGEE, ET AL., No. 14167.

         9. "Shareholder Notice Account" means a fund set up after preliminary approval and subject to court supervision which is to be used to pay the costs of Notice. Such account shall be initially established with funds contributed by MK, however, the costs of Notice will be attributed to expenses of Plaintiff's counsel. Such account shall be controlled by, and all payments from such account shall be subject to the approval of, John W. Edwards II, counsel to MK, and I. Walton Bader, Plaintiff's Counsel.

         10. "Plaintiff" means the named plaintiff individually and derivatively on behalf of MK, and refers to all capacities in which the Plaintiff brought the Litigation.

         11. "Plaintiff's Counsel" means I. Walton Bader, Stephen Beane and/or Horace Schow, II.

         12.  "Defendants" means MK and the Individual Defendants.

         13. "Final Court Approval" means that an order entered by the Idaho Court in substantially the form set forth as Exhibit C approving the settlement on terms mutually satisfactory to the Parties has become final and non-appealable.

         14.  "Effective Date" means the date when the following has occurred:
              (1) Final Court Approval and (2) satisfaction of all conditions set forth in this Stipulation.

         15. "Attorney's Fees and Expenses" means that amount approved by the Idaho Court for payment to Plaintiff's Counsel, including attorney's fees, costs and litigation expenses, including the costs of Notice to MK shareholders of this Settlement.

         16. "Released Parties" or "Released Party" means the Defendants and all of their respective predecessors, successors and present, former and future officers, directors, employees, agents, attorneys, stockholders, investors, insurers,

         17. reinsurers, underwriters, investment bankers, advisors, affiliates, associates, present, former or future parents, subsidiaries or affiliates and each of their assigns, representatives, heirs, executors and administrators.
              "Settled Claims" means collectively all claims including "Unknown Claims," demands, rights, liabilities, and causes of action of every nature and description whatsoever in law or equity, known or unknown, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations, known or unknown, that have been, might have been, or might be asserted, either directly or in a representative capacity or in any other capacity by MK, a shareholder of MK, or any Plaintiff against any of the Defendants or other Released Parties (i) in connection with, arising out of, or in any way relating to any of the acts, omissions, representations, facts, events, matters, transactions or occurrences or other subject matter occurring on or before the date of signing this Stipulation that was, or could have been, referred to in the complaint or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts alleged in the complaint filed in the Litigation; or (ii) that in any manner whatsoever relates to the formation, operation, administration, finances, securities or business of MK.

         18. "Unknown Claims" means Settled Claims that the Plaintiff, MK or its shareholders do not know or suspect to exist in their favor at the time of the release of the Released Parties, which, if known by them, might have affected their settlement with the Defendants and release of the Released Parties or other action, including, but not limited to, the decision not to object to the settlement. Plaintiffs expressly waive on behalf of themselves and the shareholders of MK any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this settlement Stipulation, including the provisions of Section 1542 of the California Civil Code, or other similar provision of any other law, to the extent deemed applicable (notwithstanding that the settlement Stipulation does not provide for the application of California law), which provides as follows:

                   Section 1452 GENERAL RELEASE; EXTENT. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of the execution of the release, which if known by him, must have materially affected his settlement with the debtor.

         19. "Special Committee" means a committee composed of Robert S. Miller, Chairman of the Board of Directors of MK, and Robert Tinstman, President and CEO of MK, appointed by the Board of Directors of MK with the full authority of the Board of Directors to direct, defend, settle or prosecute the Litigation.

         20. "Bank" means the financial institution in Boise, Idaho that shall be exclusively authorized to hold the Shareholder Notice Account subject to this Stipulation, and orders of court.

         21. "Notice" means the notice provided to the shareholders of MK as approved by the Idaho Court.

    B.   ESTABLISHMENT OF THE SHAREHOLDER NOTICE ACCOUNT.

         1. Upon preliminary approval of the settlement by the Idaho Court, MK shall pay $12,000 into the Shareholder Notice Account, to be used to pay the cost of printing and mailing Notice to MK Stockholders in substantially the form set forth on Exhibit D attached hereto.

         2. The costs of Notice are an expense of Plaintiff's Counsel and are to be reimbursed to Plaintiff's Counsel in connection with counsel's application for Attorney's Fees and Expenses. Notice costs, up to and including the $12,000 deposited into the Shareholder Notice Account by MK, so ordered to be paid to Plaintiff's Counsel shall be deducted from the amount of Attorney's Fees and Expenses ordered to be paid to Plaintiff's Counsel by MK.

    C.   THERAPEUTIC MEASURES TO BE TAKEN BY MK

         1. The settlement of the Litigation between the Plaintiff and the Defendants provides for the following therapeutic measures to be taken by MK.

         2. On or before the Effective Date, MK will adopt the following procedures:

              a. All new directors elected to serve on the MK Board of Directors will agree to be, or become, stockholders of MK upon their assuming such directorship. In recognition of the fact that directors are not, and will not be, chosen based upon financial considerations, no minimum number of shares will be required to be purchased by any director.

              b. For so long as a significant component of the business of MK relates to construction, MK will endeavor to have at least one member of its board of directors be an individual who possesses an engineering background, either as a result of academic training and/or as a result of work experience; and

              c. MK shall, by enacting the appropriate resolution, provide for the creation, within the Office of Investor Relations, of the position of Stockholder Liaison (the "Liaison") to the Stockholders' Advisory Committee (the "Committee") of MK. The Committee shall consist of representatives of the six largest stockholders of MK who are willing to serve and who will agree to serve at their own expense. The Committee will, in writing, report to the Liaison any advice and/or suggestions regarding public information stockholders have received from MK. The Liaison will provide any such written communication to the MK Board, which will review the same at its next regularly scheduled board of directors meeting.
                   The Committee may also make suggestions to MK management, through the Liaison, of any person the Committee believes could be a candidate for a vacancy on the MK Board. The Liaison position will be created for a three year period.
                   At the next annual meeting
                   following the end of such three year period a stockholder proposal regarding the continuation of the Liaison position will be voted upon by all stockholders eligible to vote.
                   All stockholders who are eligible and willing to serve on the Committee shall first acknowledge that if, as a result of their service on the Committee, they incur any responsibilities and/or obligations under the securities laws of the United States, or any state thereof, those responsibilities and/or obligations are solely their own and are not the obligation and/or responsibility of MK.

    D.   NOTICE, PRELIMINARY APPROVAL, HEARING, AND COURT REVIEW

         1. As promptly as practicable after the execution hereof by all Parties hereto, the undersigned counsel shall submit this Stipulation to the Idaho Court and request that the Preliminary Hearing Order be executed substantially in the form attached as Exhibit B hereto preliminarily approving the settlement provided for in this Stipulation, subject to further consideration after a public hearing, scheduling a date for a hearing before the Idaho Court to consider whether the settlement herein should be approved as fair, reasonable, and adequate, to consider the application of Plaintiff's Counsel for an award of

              Attorneys' Fees and Expenses (the "Final Hearing"), and providing that a notice shall be sent to all shareholders of MK substantially in the form attached hereto as Exhibit D.

         2. The Preliminary Hearing Order shall specifically include provisions that, among other things:

              a. Preliminarily approve the settlement set forth in the Stipulation as fair, reasonable, adequate and in the best interests of MK and its shareholders;

              b. Approve the Notice for mailing to shareholders of record of MK stock as of September 20, 1995 ("Recordholders"), notifying them of the Final Hearing for the settlement and of their right to object to the settlement;

              c. Direct the Parties to mail or cause to be mailed Notice to all Recordholders, nominees for current shareholders will also be requested to send the Notice to all beneficial owners of MK shares within ten (10) days after the receipt of Notice;

              d. Direct Counsel to serve on the Court proof, by affidavit and declaration, of the mailing of the Notice;

              e. Schedule a hearing to consider and determine (i) whether the proposed Settlement should be approved as fair, reasonable, adequate, provides reasonably equivalent value to MK for the releases being provided, and is in the best interests of MK and its shareholders; (ii) whether an order approving the Settlement and Final Judgment should be entered thereon, dismissing the litigation on the merits and with prejudice; and (iii) whether the application of Plaintiff's Counsel for an award of Attorneys' Fees and Expenses is reasonable and should be approved.

              f. Provide that objections to the proposed settlement and entry of a final judgment approving the settlement or the application of Plaintiff's Counsel for an award of Attorneys' Fees and Expenses shall be heard and any papers submitted in support of said objection shall be received and considered by the Court at the Final Hearing only if on or before the date to be specified in the Preliminary Hearing Order (which shall be 15 days prior to the Final Hearing) persons making objections shall file a notice of their intention to appear and copies of any papers in support of their position with the clerk of the Idaho Court and serve such notice and papers on:

                             Stephen Beane, Esq.
                             P.O. Box 2694
                             Boise, Idaho 83701

                             I. Walton Bader, Esq.
                             Bader and Bader
                             65 Court Street
                             White Plains, N.Y. 10601

                             Horace Schow, II, Esq.
                             General Counsel
                             State Board of Administration
                                of Florida
                             1801 Hermitage Boulevard
                             Tallahassee, Florida 32308

                             John W. Edwards II, Esq.
                             Jones, Day, Reavis & Pogue
                             901 Lakeside Avenue
                             Cleveland, Ohio 44114

                             Michael J. Howlett, Jr., Esq.
                             James D. Wilson, Esq.
                             Shefsky Froelich & Devine Ltd.
                             25th Floor
                             444 N. Michigan Avenue
                             Chicago, IL 60611

                             David Aufhauser, Esq.
                             Williams & Connolly
                             725 12th Street, N.W.
                             Washington, D.C. 20005

                             Thomas J. Nolan, Esq.
                             Howrey & Simon
                             550 S. Hope Street
                             Suite 1400
                             Los Angeles, CA 90071-2604

                             Richard D. Parry, Esq.
                             Associate General Counsel
                             Morrison Knudsen Corporation
                             Box 73
                             Boise, Idaho 83729

              g. Provide that, upon the Effective Date, Individual Defendants shall be deemed conclusively to have released Plaintiff and

                   Plaintiff's Counsel from only those claims or potential claims against the Plaintiff and Plaintiff's Counsel that are based upon or arise out of the institution, assertion, prosecution or resolution of the Litigation, or the Settled Claims, including Unknown Claims, except that nothing herein releases any claim arising out of the violation of this Stipulation.

              h. Provide that upon the Effective Date, Plaintiffs and MK shall be deemed conclusively to have released the Individual Defendants and Released Parties, using substantially the release language set forth in Paragraph VII(I)(1)(a) and (c) below.

              i. Provide that the Final Hearing may, from time to time and without further notice, be continued or adjourned by order of Court.

              j. Provide that all papers in support of the settlement and any application for Attorney's Fees and Expenses shall be filed at least six days prior to the Final Hearing.

              k. Provide that all reasonable costs incurred in printing, mailing or otherwise providing Notice to the shareholders of this settlement shall be paid from the Shareholder Notice Account.

              l. Provide that, if the Settlement is disapproved, cancelled or terminated in accordance with the terms of this Stipulation, then the Stipulation shall have no force and effect and all negotiations, proceedings and statements made in connection herewith shall be without prejudice to the right of any Person, and the Parties to the Litigation shall be restored to their respective positions existing as of the date of this Stipulation, provided, however, that expenses of printing, mailing and otherwise providing Notice, incurred but not yet paid, shall be paid out of the Shareholder Notice Account as provided above.

              m. Provide that, pending final determination of whether the settlement should be approved, all discovery and other proceedings in the Litigation are stayed;

              n. Provide that, upon the Idaho Court finding that the settlement is fair, just and reasonable, provides reasonably equivalent value to MK for the releases being provided, and is in the best interests of MK and its shareholders, this matter shall be dismissed with prejudice.

    E.   HEARING ON FINAL APPROVAL

         1. At the Final Hearing the Plaintiff's Counsel may apply to the Idaho Court for an award of attorney's fees for services rendered by them and for reimbursement of costs and expenses, all to be paid by MK. In no event shall the amount of such request for Attorney's Fees and Expenses exceed $140,000.

         2. In their application, Plaintiff's Counsel may represent to the Idaho Court that Defendants consent to the application for Attorney's Fees and Expenses to the extent that they are entitled to do so by law and that Defendants believe the amount requested by Plaintiff's Counsel is fair and reasonable.

         3. Subject to Idaho Court approval, Attorney's Fees and Expenses, in an amount not to exceed $140,000, shall be paid by MK. To the extent that the cost of Notice to Shareholders is deemed an expense of Plaintiff, such expense shall be limited to the cost to MK of printing the required Notice and, in any event, shall not exceed the sum of $2,000.00.

         4. It is agreed that the procedure for, and the allowance or disallowance by the Idaho Court of, any application of Plaintiff's Counsel for Attorney's Fees and Expenses are to be considered by the Idaho Court separately from the Idaho

              Court's consideration of the fairness, reasonableness and adequacy of the settlement as set forth in this Stipulation. Any order or proceedings relating to Plaintiff's Counsel's application for Attorney's Fees and Expenses, or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the final judgment entered in accordance with this Stipulation.

    F.   FINAL JUDGMENT TO BE ENTERED BY COURT APPROVING THE SETTLEMENT

         1. If the settlement, including any modification thereto made with the consent of the Parties as provided herein, is approved by the Idaho Court and the settlement has not been terminated by the Parties pursuant to the Stipulation and all conditions to the consummation of the settlement other than final judgment have otherwise been satisfied or waived, the Parties shall ask the Court to enter a final judgment substantially in the form of Exhibit C attached hereto that shall:

              a. Approve the settlement as fair, reasonable and adequate to the Plaintiff, MK and its shareholders;

              b. Find that MK received reasonably equivalent value for the releases provided to the Individual Defendants and Released Parties;

              c. Find the terms of this Stipulation to be valid and enforceable and direct consummation of the settlement in accordance with the terms and provisions of this Stipulation.

              d. Dismiss the Litigation in its entirety against all defendants with prejudice;

              e. Adjudge that, as more fully described herein, the Plaintiff and MK shall be deemed conclusively to have released the Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties. Notwithstanding that any shareholder of MK may hereafter discover facts in addition to or different from those which Plaintiff or MK now know or believe to be true with respect to the Litigation and the Settled Claims, including Unknown Claims, or with respect to the subject matter of the release, the Plaintiff, MK and all MK shareholders upon the Effective Date shall be deemed fully, finally and forever to have settled and released any and all Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties, including all claims known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed and without regard to subsequent discovery or existence of any such different or additional facts. Upon the Effective Date, Individual Defendants shall be deemed conclusively to have released the Plaintiff and Plaintiff's Counsel from only those claims or potential claims against Plaintiff and Plaintiff's Counsel that are based upon or arise out of the institution, prosecution, assertion or resolution of the Litigation and the Settled Claims, including Unknown Claims, provided however, such release shall not extend to claims arising out of any violation of this Stipulation.

              f. Bar and permanently enjoin Plaintiff and any shareholder of MK from prosecuting the Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties.

              g. Bar and permanently enjoin Plaintiff and the shareholders of MK, either directly or representatively, or in any other capacity, from instituting or prosecuting any action against any party other than those enumerated above, to the extent that such action asserts any claim included in the definition of Settled Claim, including Unknown Claims unless (i) an appropriate provision satisfactory to the Idaho Court is made to assure that the amounts to be collected pursuant to any Judgment will be available if necessary to meet the obligations that may exist under the provisions for indemnification set forth below as a consequence of such Judgment or, (ii) any settlement of such claims provides for releases of claim or claims over the settling party against the Released Parties.

              h. Approve the agreement of Plaintiff and shareholders of MK for good and valuable consideration, the receipt of which is hereby acknowledged, to indemnify the Individual Defendants and the Released Parties and hold them harmless from and against any and all liability including amounts paid in the settlement, subject to all the provisions of this Stipulation with respect to:

                   (i) Any claim that is a Settled Claim, including Unknown Claims; and

                   (ii) Claims over under whatsoever theory (whether by way of third-or subsequent-party complaint, cross-claim or separate action or otherwise) by any Person to recover in whole or in part, liability, direct or indirect, whether by way of judgment, settlement or otherwise, of such Person in connection with, arising out of or in any way related to the Settled Claims, including Unknown Claims, including without limitation claims over that have been, or could have been alleged in this Litigation or other action;

              i. Approve the further agreement of the Parties that, in the event that any Person obtained any recovery by judgment, settlement or otherwise against any Individual Defendant or Released Party that is related in any way to the Settled Claims, including Unknown Claims, appropriate provision (including delaying distribution of the amounts payable under a judgment and, in case of settlement, obtaining releases to protect an Individual Defendant or a Released Party from any liability to such Persons on claims over) shall be made to assure the effectuation of the indemnity provided herein. Any such recovery against any Person who has not released any claim or claims-over against an Individual Defendant or a Released Party shall be held in escrow pursuant to Order of this Court until any claims or claims-over against the Released Parties are finally determined, subject to the other limitations and provisions of this Stipulation.

              j. Order that the foregoing provisions of this Stipulation with respect to reduction of judgment and effectuation of indemnification are not intended to be exclusive and nothing herein shall be deemed to modify, lessen or impair the indemnity obligations of MK in any situation to which the provisions apply.

              k. Determine that by reason of the Parties' settlement there is no just reason to delay and find expressly that the final judgment is a final judgment for purposes of appeal.

              l. Determine that the Stipulation provided herein, and any proceedings taken pursuant thereto, are not, and should not be in any event, offered or received as evidence of a presumption, concession or admission of any misrepresentation or omission in any statement or written document made by any Released Party or offered or received as evidence of a presumption, concession or any admission of liability, fault, wrongdoing or any other dereliction of duty in any way referred to or for any reason in this

                   Litigation or any other civil, criminal, bankruptcy or administrative action or proceeding, provided however, that reference may be made to this Stipulation and the settlement provided herein in such proceedings as may be necessary to effectuate the provisions of this Stipulation.

              m. Reserve jurisdiction without affecting the finality of the final judgment.

    G.   CONDITIONS OF SETTLEMENT

         1. This Stipulation shall be subject to the following conditions and, except as provided herein, shall be cancelled and terminated unless:

              a. The Idaho Court shall enter a Preliminary Approval Order as required by Section VII(D) above.

              b. The Idaho Court shall enter an order approving the Notice to Shareholders.

              c.   The Idaho Court shall enter a final judgment as required by
                   Section VII(F) above.

              d. Neither Plaintiff nor Plaintiff's Counsel shall have filed any objection in any Court to the proposed settlements of the MK Securities Actions, the MK Rail Securities Actions and/or the MK Derivative Cases. Nothing contained in the foregoing sentence shall preclude Plaintiff or Plaintiff's

                   Counsel from filing an objection to any application for Attorney's Fees and Expenses sought by counsel for any party in any of the MK Securities Actions, the MK Rail Securities Actions and/or the MK Derivative Cases.

    H.   EFFECTS OF TERMINATION OF THE SETTLEMENT

         1. If this Stipulation is disapproved, terminated or cancelled pursuant to its terms, the funds in the Shareholder Notice Account shall be returned to MK.

         2. If this Stipulation is disapproved, terminated or cancelled pursuant to its terms:

              a. All the Parties shall be deemed to have returned to their respective litigation positions as of the date of signing this Stipulation;

              b. All parties shall proceed in all respects as if this Stipulation had not been executed and the related orders and judgments had not been entered preserving in that event all of their respective claims and defenses in the Litigation; and

              c. All releases given in this Stipulation shall be null and void.

    I.   EXTENT OF RELEASES
                   1.   From and after the Effective Date:

              a. Plaintiff acting in its derivative capacity on behalf of itself, administrators, successors and assigns and any Person(s) or entities it represents and its respective present and former parents, subsidiaries, affiliates, associates, officers, directors, employees and agents, attorneys and consultants insofar as any of such Persons are acting on behalf of Plaintiff, shall release, remise, acquit and forever discharge each of the Individual Defendants and Released Parties, their respective affiliates, associates, attorneys, and consultants, and the heirs, executors and administrators, successors and assigns of each, of and from every asserted or potential claim, right or cause of action, under federal, state or common law, or any other law, including without limitation claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations known or unknown, that has been, might have been, or might be asserted on behalf of MK in the

                   Litigation or in any other court or forum whatsoever, (i) in connection with, arising out of, or in any way relating to any acts, facts, transactions, occurrences, representations, omissions or other subject matter occurring on or before the date of signing this Stipulation that was or could have been set forth, alleged, embraced or otherwise referred to in the Litigation or (ii) that in any manner whatsoever relates to the formation, operation, administration, finances, securities or business of MK.

              b. Each of the Individual Defendants, their affiliates, associates, employees and agents, attorneys, or consultants, and their heirs, executors and administrators, successors and assigns of each, release one another of and from every asserted or potential claim, right or cause of action, including without limitation claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, known or unknown, that has been, might have been, or might be asserted in the Litigation or in any other court or forum whatsoever (i) in connection with, arising out of, or in any way relating to any acts, facts, transactions, occurrences, representations, omissions or other subject matter occurring on or before the date of signing of this Stipulation that was or could have been set forth, alleged, embraced or otherwise referred to in the Litigation or (ii) that in any manner whatsoever relates to the formation, operation, administration or business of MK.

              c. MK, through its Special Committee, on behalf of itself, its subsidiaries, affiliates, trustees, officers, directors, employees and agents and their respective heirs, executors and administrators, successors and assigns shall release, remise, acquit and forever discharge each of the Individual Defendants and Released Parties, their affiliates, heirs, executors and administrators, successors and assigns of each, of and from every asserted or potential claim, right or cause of action, under federal, state or common law, or any other law, including without limitation claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations known or unknown, that has been, might have been, or might be asserted on behalf of MK in the Litigation or in any other court or forum whatsoever (x) in connection with, arising out of, or in any way relating to any acts, facts, transactions, occurrences, representations, omissions or other subject matter occurring on or before the date of signing of this Stipulation that was or could have been set forth, alleged, embraced or otherwise referred to in the Litigation or (y) that in any manner whatsoever relates to the formation, operation, administration, finances, securities or business of MK.

              d. Individual Defendants and MK on behalf of themselves, their subsidiaries, affiliates, trustees, officers, directors, employees and agents, and their respective heirs, executors and administrators, successors and assigns shall release, remise and, acquit and forever discharge Plaintiff and Plaintiff's Counsel from only those claims or potential claims against the Plaintiff and Plaintiff's Counsel that are based upon or arise out of the institution, assertion, prosecution or resolution of the Litigation or the Settled Claims, including Unknown Claims, except that nothing herein releases any claim arising out of a violation of this Stipulation by the Plaintiff or Plaintiff's Counsel.

         2. The Parties each acknowledge that they may have sustained damages, expenses and losses in connection with the subject matter of the Settled Claims, including Unknown Claims, that are presently unknown or not suspected and that such damages, expenses and losses, if any, may give rise to additional damages, expenses or losses in the future that are not now anticipated by them. The Parties acknowledge that this Stipulation and the foregoing releases have been negotiated and agreed upon in light of this realization and, being represented by counsel and fully advised thereof, hereby expressly waive any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of

              Section 1542 of the California Civil Code, to the extent deemed applicable (notwithstanding the choice of law provision of this Stipulation to the contrary), which provides as follows:

              1542. GENERAL RELEASE CLAIMS EXTINGUISHED. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    J.   GOVERNING LAW

    This Stipulation shall be governed by, subject to, and construed in accordance with, the internal laws of the State of Idaho without regard to choice of law rules.

    K.   ENFORCEMENT OF STIPULATION

    This Stipulation shall be enforced solely in the Idaho Court. The Parties waive any objection that each such Party may now have or hereafter have to the venue of any suit, action or proceeding to enforce this Stipulation and irrevocably consent to the jurisdiction of the Idaho Court in any such suit, action or proceeding and agree to accept and acknowledge service of process that may be served in any such suit, action or proceeding. Insofar as an issue arises in a proceeding in another forum requiring interpretation of any of the provisions of this Stipulation and any Defendant intends to bring the issue before the Idaho Court, that Defendant will provide reasonable notice to all parties to that proceeding of that intent and shall make a good faith effort to negotiate an agreement on such issues in order to avoid the need to present the issue to the Idaho Court.

    L.   COUNTERPARTS

    This Stipulation may be executed in two or more counterparts.

    M.   MISCELLANEOUS PROVISIONS
         1. The Parties shall cooperate in good faith and use their best efforts to obtain, as promptly as practical, final approval of the settlement and to implement the settlement provided herein, including execution by the parties hereto of such further documents as are reasonably necessary to implement the provisions hereof in cooperation to obtain appropriate court orders. None of the Parties shall seek to evade their good faith obligation to seek approval and implementation of this settlement by virtue of any rulings, orders or governmental or other reports, legislative action, results of any further developments whether in the Litigation, any other litigation, or otherwise that have occurred after the date of signing this Stipulation, or might occur hereafter and might be deemed to alter the relative strength of the Parties with respect to any claims


                                         -38
              or defense or their relative bargaining power with respect to negotiating the settlement. The Parties deem this settlement to be fair and reasonable and have arrived at this settlement at arm's length negotiation, taking into account all relevant factors present or potential.

         2. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

         3. This Stipulation and the exhibits hereto constitute the entire agreement among the Parties and no representations, warranties or inducements have been made to any party concerning this Stipulation or its exhibits other than the representations and warranties and covenants contained and memorialized in such document. Except as otherwise provided herein, each Party shall bear its own costs.

         4. Counsel for each Party is authorized to sign this Stipulation on behalf of his/her respective client.

    N.   SUCCESSORS AND ASSIGNS

    This Stipulation shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, executors, administrators, heirs and legal representatives, as the case may be; provided, however, that no assignment by any party hereto shall operate to relieve such Party hereto of its obligations hereunder.

    O.   NON-WAIVER OF PROVISIONS

    Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party.

    P.   CAPTIONS

    The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Stipulation or the intent of any provision hereof.

    Q.   ARM'S LENGTH NEGOTIATIONS AND INTERPRETATION OF SETTLEMENT AGREEMENT

    This Stipulation, including the exhibits attached hereto, was executed after arm's length negotiations among the Parties and reflects the conclusion of counsel for all the Parties that the settlement contemplated hereby, is fair, equitable and in the best interests of their respective clients.

    This Stipulation shall not be construed more strictly against any one Party than another merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, being recognized that, because of the arm's-length negotiations described above, all Parties hereto have contributed substantially and materially to the preparation of this Stipulation.

    R.   AMENDMENTS

    This Stipulation may not be modified except by a writing signed by all of the Parties.

Dated:                       , 1995
       ----------------------

                                        Respectfully submitted,



- --------------------------------       ----------------------------------------
I. Walton Bader                        David D. Aufhauser
Bader and Bader                        Williams & Connolly

                                       Counsel for William J. Agee and Mary
                                       Cunningham Agee



- --------------------------------       ----------------------------------------
Stephen Beane                          John W. Edwards, II
                                       Adrian Wager-Zito
                                       Jones, Day, Reavis & Pogue

                                       Counsel for Morrison Knudsen Corporation




- --------------------------------
Horace Schow, II

Counsel for Derivative Plaintiff,
State Board of Administration of
Florida



                                       ----------------------------------------

                                       Thomas J. Nolan
                                       Howrey & Simon

                                       Counsel for Stephen G. Hanks

                                       /s/ Cezar M. Froelich

                                       ----------------------------------------
                                       Cezar M. Froelich
                                       Michael J. Howlett, Jr.
                                       Shefsky Froelich & Devine Ltd.

                                       Counsel for  John Arrillaga,
                                       Christopher B. Hemmeter, Lindsay E. Fox,
                                       Peter S. Lynch, Robert A. McCabe, Irene
                                       C. Peden, Gerard R. Roche, John W.
                                       Rogers, Jr. Peter V. Ueberroth


                                         -42-